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                                                                     EXHIBIT 3.3



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF

                               CIHC, INCORPORATED


      It is hereby certified that CIHC, Incorporated (the "Corporation") existing pursuant to the provisions of the Delaware General Corporation Law, as from time to time amended (the "Act"), hereby is amending its Certificate of Incorporation, as amended, which was originally filed on June 23, 1994 as KC Acquisition, Inc. and amended on August 23, 1995 to change its name to CIHC, Incorporated, which name has not been changed, by amending and restating the Certificate of Incorporation, as previously amended, in its entirety, and it is hereby further certified as follows:

      The exact text of the entire Certificate of Incorporation of the Corporation, as amended and restated (the "Amended and Restated Certificate") is set forth in its entirety below:

                                    ARTICLE I

      The name of the corporation is CIHC, Incorporated.

                                   ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.



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                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

      The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,541,010 shares consisting of 1,010 shares of Common Stock having the par value of $1.00 per share, 250,000 shares of 1994 Series Preferred Stock having the par value of $1.00 per share, as provided in
Article V hereof, 1,200,000 shares of $2.32 Redeemable Cumulative Preferred Stock, having the par value of $.01 per share, as provided in Article VI hereof, and 90,000 shares of 1998 Series Preferred Stock having no par value per share, as provided in Article VII hereof.

                                    ARTICLE V

      A 1994 Series Preferred Stock is hereby authorized on the terms and with the provisions herein set forth:

      1. Designation, Number of Shares and Stated Value of 1994 Series Preferred Stock. There is hereby authorized and established a series of preferred stock with the designation "1994 Series Preferred Stock", which shall consist of 250,000 shares of such 1994 Series Preferred Stock, par value $1.00 per share. "Stated Value" per share of the 1994 Series Preferred Stock shall be equal to $1,000.

      2. Definitions. The following definitions shall apply for purposes of these resolutions:

      "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to close.



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      "Dividend Payment Date" shall mean the date on which accrued dividends on outstanding shares of the 1994 Series Preferred Stock are payable.

      The "First Twelve Years" shall mean the twelve year period beginning on the Original Issue Date through and including the day immediately preceding the twelfth anniversary of the Original Issue Date.

      "Life Companies" shall mean Conseco Annuity Assurance Company (formerly, American Life and Casualty Insurance Company), an Illinois stock insurance corporation and Vulcan Life Insurance Company, an Alabama stock insurance corporation, both indirect subsidiaries of the Corporation.

      "Original Issue Date" shall mean the date on which shares of the 1994 Series Preferred Stock were first issued by American Life Holdings, Inc.

      "Outstanding" when used with reference to shares of stock, shall mean issued shares, excluding (i) shares held by the Corporation and (ii) shares owned by any corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of such corporation.

      "Person" as used herein means any corporation, partnership, trust, organization, association, other entity, or individual.

      "Voting Securities" means any securities of an entity which, in the aggregate, entitled the holder or holders thereof to elect a majority of the board of directors of such entity.

      When these resolutions provide that dividends are "payable-in-kind," that means that the dividends shall be paid by issuance of that number (or fraction) of shares of the same class and series as the shares in respect of which the dividend is payable, which have an aggregate Stated Value



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equal to the dollar amount of dividends then payable. Shares issued as dividends payable-in-kind shall be duly authorized, validly issued and non-assessable.

      3. Dividends. The holders of outstanding shares of 1994 Series Preferred Stock shall be entitled to receive cumulative dividends out of dividends at the rate of $130 per share per annum during the First Twelve Years and thereafter at the rate of $150 per share per annum, subject, in any case, to appropriate adjustment in the event of any stock split, reverse stock split, or similar transaction with respect to the 1994 Series Preferred Stock. During the First Twelve Years, accrued dividends on outstanding shares of 1994 Series Preferred Stock shall be payable-in-kind annually. The Dividend Payment Date for dividends accruing during the First Twelve Years shall be the first Business Day in October of each calendar year, commencing October 1, 1995. Following the twelfth anniversary of the Original Issue Date, accrued dividends on outstanding shares of 1994 Series Preferred Stock shall be payable quarterly, on the first Business Day in January, April, August and October of each calendar year occurring after the twelfth anniversary of the Original Issue Date, in cash. The amount of dividends payable per share of the 1994 Series Preferred Stock for any full quarterly dividend period shall be computed by dividing by four the annual dividend rate specified above. Dividends payable on the 1994 Series Preferred Stock for any period less than a full annual or quarterly dividend period, as the case may be, shall be computed on the basis of a 360-day year of twelve 30-day months.

      Dividends on shares of the 1994 Series Preferred Stock shall be cumulative and shall accrue from and including the date of issuance of such shares (the "Issue Date"). If any dividend payable-in-kind is not paid in full on any Dividends Payment Date occurring on or before the twelfth


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anniversary of the Original Issue Date, the rate at which dividends shall thereafter accrue shall be compounded as if (a) such dividends had been paid in full and (b) the shares which would have been issued in payment of such dividend were issued on such Dividend Payment Date and upon such issuance began accruing dividends. Declared dividends on shares of 1994 Series Preferred Stock shall be payable to record holders thereof as they appear on the stock register of the Corporation at the close of business on the tenth Business Day immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board of Directors of the Corporation in advance of a Dividend Date, provided that no such record date shall be less than 10 nor more than 60 calendar days preceding such Dividend Payment Date. Notwithstanding anything contained herein to the contrary, dividends payable on shares of 1994 Series Preferred Stock (i) on any Redemption Date (as defined in Section 6 below) or (ii) on any final distribution date relating to a dissolution, liquidation or winding up of the Corporation, shall be payable in cash and, if the payment date does not occur on a regular Dividend Payment Date, shall be calculated on the basis of the actual number of days elapsed (including the Redemption Date or final distribution date) over a 360-day year of twelve 30-day months.

      No dividend or distribution in cash or other property shall be paid or declared and set apart for payment on any date on or in respect of the common stock, $1.00 par value per share, of the Corporation (the "Common Stock") or on any other series of stock issued by the Corporation ranking junior to the 1994 Series Preferred Stock in payment of dividends or distributions or upon liquidation, dissolution, or winding-up of the Corporation (the Common Stock and such other series of stock are collectively herein referred to as the "Junior Securities") (any such dividend or distribution is hereinafter referred to as a "Junior Securities Distribution") unless all dividends with



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respect to the 1994 Series Preferred Stock for all periods ending on or before the payment date set for any Junior Securities Distribution have been paid or have been declared and set apart for payment.

      No dividend or distribution in cash or other property shall be paid or declared and set apart for payment on any date on or in respect of any series of stock issued by the Corporation ranking pari passu with the 1994 Series Preferred Stock in payment of dividends or distribution or upon liquidation, dissolution, or winding-up of the Corporation (collectively, the "Pari Passu Stock") (any such dividend or distribution is hereinafter referred to as a "Pari Passu Stock Distribution") unless at the same time a like proportionate dividend with respect to the 1994 Series Preferred Stock for all periods ending on or before the payment date set for any Pari Passu Stock Distribution shall have been paid or shall have been declared and set apart for payment.

      In no event may the Corporation redeem, purchase, or otherwise acquire for value any Junior Securities or Pari Passu Stock (or set aside monies for any such purpose) unless all dividends with respect to the 1994 Series Preferred Stock for all dividend periods ending on or before the date of such redemption, purchase or acquisition (or such setting aside of monies) shall have been paid or shall have been declared and set apart for payment. Except as provided in this paragraph and the immediately following paragraph, this Section 3 shall not prohibit (A) the payment or declaration and setting aside of a dividend payable on shares of Junior Securities or Pari Passu Stock in shares of Junior Securities or Pari Passu Stock, respectively, (B) a redemption, purchase, or acquisition of Junior Securities or Pari Passu Stock with shares of Junior Securities or Pari Passu Stock, respectively, or (C) a redemption of shares of 1994 Series Preferred Stock in accordance with Section 6 below.

      In no event may the Corporation redeem, purchase or otherwise acquire for value, or pay any


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dividends or distributions with respect to, any Junior Securities or Pari Passu
Stock (or set aside any monies for any such purpose) with the proceeds of any public offering of (i) any Voting Securities of the Corporation, (ii) any Voting Securities of any corporation which owns, directly or indirectly, 50% or more of the Voting Securities of either of the Life Companies, or (iii) any Voting Securities of either of the Life Companies, unless, in the case of each of (i) through (iii) above, all outstanding shares of the 1994 Series Preferred Stock shall first have been redeemed pursuant to Section 6 hereof.

      4. Preference on Liquidation of 1994 Series Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus), or proceeds thereof, shall be made to or set apart for the holders of shares of any Junior Securities, the holders of shares of the 1994 Series Preferred Stock shall be entitled to receive payment equal to the Stated Value per share held by them, plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date of such payment, whether or not declared, subject to appropriate adjustment in the event of any stock split, reverse stock split, or similar transaction with respect to the 1994 Series Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, available for distribution among the holders of shares of the 1994 Series Preferred Stock and any Pari Passu Stock shall be insufficient to pay in full the respective preferential amounts on shares of the 1994 Series Preferred Stock and such Pari Passu Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of all such stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the


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liquidation preference to which the holders of 1994 Series Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. For the purposes of this Section 4, neither the merger nor the consolidation of the Corporation into or with another corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor the voluntary sale, conveyance, exchange, transfer, or other disposition (for cash, shares of stock, securities, or other consideration) of all or substantially all the property or assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

      5. Reissuance of Shares of 1994 Series Preferred Stock. Shares of 1994 Series Preferred Stock that have been issued and have been redeemed, repurchased, or reacquired in any manner by the Corporation may be reissued by the Corporation.

      6.    Optional and Conditional Redemption of 1994 Series Preferred Stock.

            (a) The Corporation may, at the option of the Board of Directors of the Corporation, redeem at any time, from any source of funds legally available therefore, in whole or in part, in the manner provided below any and all shares of the 1994 Series Preferred Stock at a redemption price per share (the "Redemption Price") equal to the Stated Value per share redeemed plus an amount in cash equal to the aggregate dollar amount of all accumulated and unpaid dividends through the Redemption Date (including a prorated dividend from the last Dividend Payment Date to the Redemption Date) which have not been added to the Stated Value thereof.

            In the event of a redemption of only a portion of the then outstanding shares of 1994 Series Preferred Stock, the Corporation shall effect such redemption pro rata according to the


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      number of shares held by each holder of 1994 Series Preferred Stock.

            At least twenty (20) days and not more than sixty (60) days prior to the date fixed for any redemption of any shares of the 1994 Series Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the 1994 Series Preferred Stock at the post office address last shown on the records of the Corporation for such holder. The Redemption Notice shall state:

                  (i) whether all or less than all the outstanding shares of
            1994 Series Preferred Stock are to be redeemed and the total number of shares of 1994 Series Preferred Stock being redeemed;

                  (ii) the number of shares of 1994 Series Preferred Stock held by the holder that the Corporation intends to redeem;

                  (iii) the Redemption Date and Redemption Price; and

                  (iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of 1994 Series Preferred Stock to be redeemed.

            On or before the Redemption Date each holder of 1994 Series Preferred Stock shall surrender to the Corporation the certificates representing such shares of 1994 Series Preferred Stock to be redeemed, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable in cash on the Redemption Date to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. The Corporation shall not be obligated to make any redemption payment unless or until the


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      certificates representing the shares to be redeemed have been surrendered in accordance with this subparagraph. In the event that less than all of the shares represented by an such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

            Unless the Corporation defaults in the payment in full of the Redemption Price, dividends on the 1994 Series Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of such shares redeemed shall cease with respect thereto on the Redemption Date, other than the right to receive the Redemption Price without interest.

            (b) The Corporation shall, at the Redemption Price and in the manner provided in this Section 6, redeem from any source of funds legally available therefor, all shares of 1994 Series Preferred Stock outstanding on the Redemption Date. For purposes of this subsection 6(b), "Redemption Date" means the Business Day immediately preceding (i) a Change in Control of the Corporation, (ii) a Change in Control of any other corporation which owns, directly or indirectly, 50% or more of the Voting Securities of either of the Life Companies, or (iii) a Change in Control of either of the Life Companies. For purposes of this subsection 6(b), "Change in Control" shall mean (i) a change in the direct or indirect power to direct or cause the direction of the management and policies with or into another Person or (iii) the conveyance, transfer or lease by the Corporation of all or substantially all of its assets to any Person.

            If there are insufficient legally available funds for redemption under this subsection 6(b), the Corporation shall redeem such lesser number of shares of 1994 Series Preferred


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      Stock, to the extent there are funds legally available therefor, and shall redeem all or part of the remainder of the shares of 1994 Series Preferred Stock subject to redemption as soon as the Corporation has sufficient funds which are legally available therefor. If the redemption is delayed because of insufficient legally available funds, dividends shall continue to accrue on shares of 1994 Series Preferred Stock outstanding, and shall be added to and become a part of the Redemption Price of such shares, until the Redemption Price for such shares is paid in full.

      7. Voting Rights of 1994 Series Preferred Stock. Except as required by law or any provision of the Certificate of Incorporation of the Corporation or this Section 7 or Section 8 below, the holders of 1994 Series Preferred Stock shall not be entitled to vote on any matter submitted to a vote of stockholders.

      During the First Twelve Years, if the Corporation shall be in arrears in the payment of any annual payable-in-kind dividends on the outstanding shares of 1994 Series Preferred Stock or, following the twelfth anniversary of the Original Issue Date, if the Corporation shall be in arrears in the payment of any two consecutive quarterly dividends on the outstanding shares of the 1994 Series Preferred Stock, then, automatically, the number of members of the Board of Directors of the Corporation shall be increased by one (such additional director being hereinafter referred to as the "1994 Series Director"), and the holders of 1994 Series Preferred Stock, voting together as a class, shall have the exclusive right to elect the 1994 Series Director, immediately, and at the next and every subsequent annual meeting of stockholders called for the election of directors, at which the term of office of the 1994 Series Director expires.

      The right of the holders of 1994 Series Preferred Stock, voting together as a class, to elect the


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1994 Series Director as aforesaid shall continue until such time as all dividends accumulated on the 1994 Series Preferred Stock shall have been paid in full at which time the office of the 1994 Series Director shall be eliminated and the special right of the holders of 1994 Series Preferred Stock so to vote separately as a class for the election of the 1994 Series Director shall terminate, subject to revesting at such time as the Corporation shall be in arrears in the payment of dividends on the outstanding shares of 1994 Series Preferred Stock as set forth in the first sentence of the immediately preceding paragraph. If the annual meeting of stockholders of the Corporation is not, for any reason, held within the time fixed in the By-Laws of the Corporation at a time when the holders of 1994 Series Preferred Stock, voting together as a class, shall be entitled to elect the 1994 Series Director, a proper officer of the Corporation, upon the written request of the holders of record of at least ten percent (10%) of the shares of the 1994 Series Preferred Stock then outstanding, addressed to the Secretary of the Corporation, shall call a special meeting in lieu of the annual meeting of stockholders, or in the event of a vacancy, a special meeting of the holders of 1994 Series Preferred Stock, for the purpose of electing the 1994 Series Director. Any such meeting shall be held at the earliest practicable date at the place for the holding of the annual meetings of stockholders. If such meeting shall not be called by the proper officer of the Corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty
(20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of record of at least ten percent (10%) of the outstanding shares of the 1994 Series Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the


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Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of 1994 Series Preferred Stock so designated shall have access to the lists of stockholders to be called pursuant to the provisions hereof.

      At any meeting held for the purpose of electing a director at which the holders of 1994 Series Preferred Stock shall have the right, voting together as a class, to elect the 1994 Series Director as aforesaid, the presence in person or by proxy of the holders of at least thirty-three and one-third percent (33-1/3%) of the outstanding 1994 Series Preferred Stock, as a group, shall be required to constitute a quorum of such 1994 Series Preferred Stock.

      The 1994 Series Director shall agree, prior to his election to office, to resign immediately upon any termination of the right of the holders of 1994 Series Preferred Stock to vote together as a class for a director as herein provided, and upon any such termination the 1994 Series Director shall forthwith resign and the size of the Board of Directors of the Corporation shall automatically be reduced accordingly. Unless otherwise required to resign as aforesaid, the term of office of the 1994 Series Director shall terminate upon the election of a successor 1994 Series Director at any meeting of stockholders held for the purpose of electing directors.

      In any case in which the holders of 1994 Series Preferred Stock shall be entitled to vote pursuant to this Section 7, Section 8 below, or pursuant to law, each holder of 1994 Series Preferred Stock shall be entitled to one vote for each share of 1994 Series Preferred Stock held.

      8. Other Rights of 1994 Series Preferred Stock. So long as any shares of the 1994 Series Preferred Stock shall remain Outstanding, the Corporation will not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority of the outstanding shares of 1994 Series Preferred Stock, voting as one class unless the 1994 Series


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Preferred Stock are affected differently by such action (in which case each such
1994 Series Preferred Stock will vote as a separate class), (i) create, issue or reissue any class or series of stock ranking prior to or on a parity with the 1994 Series Preferred Stock either as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Corporation's Certificate of Incorporation or By-Laws so as to affect adversely the preferences, special rights or powers of the 1994 Series Preferred Stock.

      9. Reports for 1994 Series Preferred Stock. So long as any of the 1994 Series Preferred Stock is outstanding, the Corporation will furnish the holders thereof with any quarterly and annual financial statements (including a balance sheet and income statement) regularly prepared by or for the Corporation.

      10. Headings. The headings of the sections herein are for convenience of reference only and shall not define, limit, or affect any of the provisions hereof.


                                   ARTICLE VI

      A $2.32 Redeemable Cumulative Preferred Stock is hereby authorized on the terms and with the provisions herein set forth:

      l. Designation of the Class; Rank. There is hereby authorized and established a series of preferred stock, par value $.01 per share, with the designation "$2.32 Redeemable Cumulative Preferred Stock" (the "Redeemable Preferred Stock") and the number of shares of Redeemable Preferred Stock authorized hereby shall be 1,200,000. The Redeemable Preferred Stock shall rank as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation (i) on a parity with the 1994 Series Preferred Stock, par value $1.00 per share, (ii) on a


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parity with any class or series of Preferred Stock hereafter issued by the
Corporation whose terms provide specifically that such class or series shall rank on a parity with the Redeemable Preferred Stock, (iii) senior to all other Preferred Stock of the Corporations hereafter issued and (iv) senior to the Corporation's Common Stock.

      2. Dividends. For purposes of this Section 2, each May 1, August 1, November 1, February 1, commencing May 1, 1993, on which any Redeemable Preferred Stock shall be outstanding shall be deemed to be a "Dividend Payment Date." The holders of Redeemable Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the rate of $2.32 per year on each share of Redeemable Preferred Stock and no more, calculated on the basis of a year of 360 days consisting of twelve 30-day months, payable quarterly on each Dividend Payment Date, with respect to the quarterly period ending on the day immediately preceding such Dividend Payment Date. Dividends on each share of Redeemable Preferred Stock shall accrue and be cumulative from and after the date of issuance of such share of Redeemable Preferred Stock. The amount of dividends payable per share for each full dividend period shall be computed by dividing by four the $2.32 annual rate. The record date for the payment of dividends on the Redeemable Preferred Stock shall in no event be more that sixty
(60) days prior to a Dividend Payment Date.

      On each Dividend Payment Date, all dividends which shall have accrued on each share of Redeemable Preferred Stock outstanding on such Dividend Payment Date shall accumulate and be deemed to become "due." Any dividend which shall not be paid on the Dividend Payment Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of Redeemable Preferred Stock with respect to which such dividend became due shall no

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longer be outstanding, whichever is the earlier to occur. No additional dividends, sum of money or other property or securities shall be payable on account of any dividend payment or payments which may be past due. Dividends paid on shares of Redeemable Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

      If a dividend upon any shares of Redeemable Preferred Stock, or any other outstanding Preferred Stock of the Corporation ranking on a parity with the Redeemable Preferred Stock as to dividends, is in arrears, all dividends or other distributions declared upon each series of such stock (other than dividends paid in stock of the Corporation ranking junior to the Redeemable Preferred Stock as to dividends and upon liquidation, dissolution or winding up) may only be declared pro rata so that in all cases the amount of dividends or other distributions declared per share on such series bear to each other the same ratio that the accumulated and unpaid dividends per share on the shares of each such series bear to each other. Except as set forth above, if a dividend upon any shares of Redeemable Preferred Stock, or any other outstanding stock of the Corporation ranking on a parity with the Redeemable Preferred Stock as to dividends, is in arrears: (i) no dividends--in cash, stock or other property--may be paid or declared and set aside for payment or any other distribution made upon any stock of the Corporation ranking junior to the Redeemable Preferred Stock as to dividends (other that dividends or distributions in stock of the Corporation ranking junior to the Redeemable Preferred Stock as to dividends and upon liquidation, dissolution or winding
up); (ii) no stock of the Corporation ranking on a parity with the Redeemable Preferred Stock as to dividends may be (A) redeemed pursuant to a sinking fund or otherwise, except (1) by means of a redemption pursuant to

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which all outstanding shares of Redeemable Preferred Stock and all stock of the
Corporation ranking on a parity with the Redeemable Preferred Stock as to dividends are redeemed or pursuant to which a pro rata redemption is made from all holders of the Redeemable Preferred Stock and all stock of the Corporation ranking on a parity with the Redeemable Preferred Stock as to dividends, the amount allocable to each series of such stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only on a pro rata basis, or (2) by conversion of such parity stock into, or exchange of such parity stock for, stock of the Corporation ranking junior to the Redeemable Preferred Stock as to dividends and upon liquidation, dissolution or winding up, or (3) purchased or otherwise acquired for any consideration by the Corporations except (1) pursuant to an acquisition made pursuant to the terms of one or more offers to purchase all of the outstanding shares of the Redeemable Preferred Stock and all stock of the Corporation ranking on a parity with the Redeemable Preferred Stock as to dividends (which offers shall describe such proposed acquisition of all such parity stock), which offers shall each have been accepted by the holders or at least 50% of the shares of such series or class of stock receiving such offer outstanding at the commencement of the first of such purchase offers, or (2) by conversion of such parity stock into or exchange of such parity stock for, stock of the Corporation ranking junior to the Redeemable Preferred Stock as to dividends and upon liquidation, dissolution, or winding up; and (iii) no stock ranking junior to the Redeemable Preferred Stock as to dividends may be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation except by conversion into or exchange for stock of the Corporation ranking junior to the Redeemable Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

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      3. Voting Rights. Except as provided for in the General Corporation Law of the State of Delaware, and as provided in Section 4 hereof, the holders of the Redeemable Preferred Stock shall not be entitled to voting rights.

      4. Default Voting Rights.

      (a) Whenever and as often as the equivalent of eight or more full quarterly dividends payable on the Redeemable Preferred Stock shall be past due (a "Default"), the holders of the Redeemable Preferred Stock, voting as a single class with holders of shares of any one or more classes or series of Preferred Stock of the Corporation ranking on a parity with the Redeemable Preferred Stock as to dividends or upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, shall have the exclusive right, as set forth below, to vote for and to elect two directors of the Corporation; provided, that no "affiliate" (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of the Corporation shall be entitled to vote any shares of any class or series of Preferred Stock held by such affiliate which would otherwise by entitled to vote in such election. The right of the holders of the Redeemable Preferred Stock to elect such directors, however, shall cease when all arrearages in the payment of dividends on the Redeemable Preferred Stock shall have been cured (either through payment or through being declared and set apart for payment) or no such Redeemable Preferred Stock is outstanding, whichever first occurs.

      (b) If, at any time, a Default shall occur, then (i) the number of directors of the Corporation shall be increased by two in the manner provided in the Corporation's By-laws, effective as of the time of election of such directors as hereinafter provided, and (ii) except as provided in (a) above, the holders of the Redeemable Preferred Stock and any other Preferred Stock of the Corporation ranking on a parity with the Redeemable Preferred Stock as to dividends or upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable as set forth in (a) above, voting together as a single class, shall be entitled to elect two directors to fill the vacancy caused by so increasing the number of directors (the class or classes of directors to which such two directors are to be assigned to be determined by the Board of Directors). The right of the holders of the Redeemable Preferred Stock so to elect such directors may be exercised at any time before all arrearages in the payment of dividends on the Redeemable Preferred Stock are cured, as set forth in (a) above. Effective as of such cure, (i) the holders of the Redeemable Preferred Stock shall no longer have the right so to elect any directors, subject to revesting in the event of each and every subsequent Default, (ii) the term of office of all directors then in office elected by such holders voting as a class shall forthwith terminate and (iii) the number of directors of the Corporation shall be reduced by two in the manner provided in the Corporation's By-laws, effective as of the date of such termination.

      The foregoing right of the holders of the Redeemable Preferred Stock and any such other Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of stockholders or, within the limitations hereinafter provided, at a special meeting of stockholders held for such purpose. If a Default shall occur more than sixty (60) days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall within twenty (20) days after delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least an aggregate of twenty-five percent (25%) of the outstanding shares of Redeemable Preferred Stock and any other Preferred Stock entitled to vote at such meeting as set forth in this Section 4, call a special meeting of the holders of the Redeemable Preferred Stock and any such other Preferred Stock to be held within forty (40) days after the delivery of such request, for the purpose of electing such additional directors to serve for the term provided in the Certificate of

Incorporation and By-laws of the Corporation and until each such director's successor shall have been elected and qualified, or until such director's earlier death or resignation, whichever occurs first. Notice of such meeting shall be mailed to each holder of Redeemable Preferred Stock and any such other Preferred Stock not less that ten (10) nor more than forty (40) days prior to the date of such meeting.

      The Board of Directors may fix a record date for the determination of holders of Redeemable Preferred Stock entitled to vote for the election of directors pursuant to the terms of this Section 4 at an annual or special meeting of stockholders, as the case may be, which record date shall not be more than sixty (60) nor less than ten (10) days prior to the date of an annual meeting and shall not be more that forty (40) nor less than ten (10) days prior to the date of a special meeting.

      The holders of the Redeemable Preferred Stock and any such other Preferred Stock voting as a class shall have the right to remove without cause at any time and replace any directors such holders have elected pursuant to this Section 4. If the office of any director elected by the holders of the Redeemable Preferred Stock and any such other Preferred Stock of the Corporation becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of the Redeemable Preferred Stock and any such other Preferred Stock of the Corporation may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurs.

      Except as otherwise set forth in this Section 4, the foregoing Default Voting Rights set forth herein shall be in addition to and independent of any voting rights (contingent or otherwise) granted in the Corporation's Certificate of Incorporation to the 1994 Series Preferred Stock.

            With respect to the matters set forth in Section 3 and this Section 4, shares of the Redeemable

Preferred Stock entitled to vote pursuant to the terms of such Sections shall be entitled to one vote per share.

      5. Redemption.

      (a) The Redeemable Preferred Stock may be redeemed at the option of the Corporation, as a whole at any time or in part from time to time, to the extent funds are legally available therefor, during the following periods and at the following prices per share:

                                                      Redemption
                 Period                                 Price
                 ------                                 -----
            February 1, 1998 - January 31, 1999...     $26.25
            February 1, 1999 - January 31, 2000...     $25.75
            February 1, 2000 - January 31, 2001...     $25.25
            February 1, 2001 - and thereafter.....     $25.00

in each case plus all dividends (whether or not declared or due) accrued and unpaid to the date of redemption.

      (b) On February 5, 2008 (the "Mandatory Redemption Date"), so long as any shares of the Redeemable Preferred Stock shall be outstanding and to the extent that the Corporation shall have funds legally available therefor, the Corporation shall redeem all of the then outstanding shares of Redeemable Preferred Stock at a redemption price of $25.00 per share (the "Mandatory Redemption Price"), plus accrued and unpaid dividends on such shares of Redeemable Preferred Stock to such Mandatory Redemption Date, payable solely in cash.

      (c) No sinking fund shall be established for the Redeemable Preferred Stock (except to the extent provided in Section 7 hereof).

      (d) Notice of any proposed redemption of shares of Redeemable Preferred Stock shall be mailed by means of first-class mail, postage paid, addressed to the holders of record of the shares of Redeemable Preferred Stock to be redeemed, at their respective addresses then appearing on the books of the Corporation, at least thirty (30) but not more than sixty (60) days prior to the date fixed for such redemption (herein referred to as the "Redemption Date"). Each such notice shall specify (i) the Redemption Date, (ii) the redemption price, (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the redemption price and (iv) the shares of Redeemable Preferred Stock to be redeemed. Any notice mailed in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received. Neither the failure to mail such notice nor any defect therein shall affect the validity of the proceedings for the redemption of any shares of Redeemable Preferred Stock, including, subject to paragraph (a) below, the right to receive the redemption price. If less than all of the outstanding shares of Redeemable Preferred Stock are to be redeemed, the Corporation will select those to be redeemed pro rata, by lot or by a substantially equivalent method. In order to facilitate the redemption of the Redeemable Preferred Stock, the Board of Directors may fix a record date for determination of holders of Redeemable Preferred Stock to be redeemed, which shall not be more than sixty (60) days prior to the Redemption Date with respect thereto.

      (e) The holder of any shares of Redeemable Preferred Stock redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the redemption price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificates representing such shares of Redeemable Preferred Stock and (ii) transfer instrument(s) reasonably satisfactory to the Corporation and sufficient to transfer such shares of Redeemable Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue or be payable on the redemption price of any share of Redeemable Preferred Stock after its Redemption Date.

      (f) At the close of business on the Redemption Date for any share of Redeemable Preferred Stock, such share shall (provided the redemption price (including any accrued and unpaid dividends to the Redemption Date) of such share has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such share shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the redemption price (including any accrued and unpaid dividends to the Redemption Date), without interest, for such share in accordance with the provisions of this Section 5, subject to applicable escheat laws.

      (g) Subject to Section 2 hereof, the Corporation shall have the right to purchase shares of Redeemable Preferred Stock in the public market at such prices as may from time to time be available in the public market for such shares and shall have the right at any time to acquire any shares of Redeemable Preferred Stock from the owner of such shares on such terms as may be agreeable to such owner. Shares of Redeemable Preferred Stock may be acquired by the Corporation from any stockholder pursuant to this paragraph without offering any other stockholder an equal opportunity to sell his stock to the Corporation, and no purchase by the Corporation from any stockholder pursuant to this paragraph shall be deemed to create any right on the part of any stockholder to sell any shares of Redeemable Preferred Stock (or any other stock) to the Corporation.

      Notwithstanding the foregoing provisions of this Section 5, and subject to the provisions of Section 2 hereof, if a dividend upon any shares of Redeemable Preferred Stock is past due, (i) no shares of the Redeemable Preferred Stock may be redeemed except by means of a redemption pursuant to which all outstanding shares of Redeemable Preferred Stock are simultaneously redeemed or pursuant to which the outstanding shares of Redeemable Preferred Stock are redeemed on a pro rata basis and (ii) the Corporation shall not purchase or otherwise acquire any shares of Redeemable Preferred Stock except pursuant to a purchase or exchange offer made on the same terms to all holders of the Redeemable Preferred Stock.

      6. Liquidation.

      (a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for purposes of this Section 6, a "Liquidation"), before any distribution of assets shall be made to the holders of the Common Stock or the holders of any other stock that ranks junior to the Redeemable Preferred Stock in respect of distributions upon the Liquidation of the Corporation, the holder of each share of Redeemable Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation legally available for distribution to its stockholders, an amount equal to $25.00 per share plus all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for the distribution of assets of the Corporation to the holders of Redeemable Preferred Stock (such amount being referred to as the "Liquidation Amount").

      (b) Upon any Liquidation, the holders of the Redeemable Preferred Stock shall share pro rata (on the basis of the aggregate unpaid liquidation preference) in the assets of the Corporation with the 1994 Series Preferred Stock and any other class or series of Preferred Stock hereafter issued whose terms provide specifically that such class or series shall rank on a parity with the Redeemable Preferred Stock upon a Liquidation.

      (c) The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purpose of this Section 6 (unless in connection therewith the Liquidation of the Corporation in specifically approved).

      (d) The holder of any shares of Redeemable Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 6 until such holder shall cause to be delivered to the Corporation: (i) the certificate(s) representing such shares of Redeemable Preferred Stock and (ii) transfer instrument(s) reasonably satisfactory to the Corporation and sufficient to transfer such shares of Redeemable Preferred Stock to the Corporation free of any adverse interest. As in the case of the redemption price, no interest shall accrue on any payment upon Liquidation after the due date thereof.

      (e) After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Redeemable Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

      7. [Intentionally Left Blank]

      8. Payments.

      (a) The Corporation may provide funds for any payment of the redemption price for any shares of Redeemable Preferred Stock or any amount distributable with respect to any Redeemable Preferred Stock under Section 6 hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $100,000,000 and having its principal place of business in Des Moines, Iowa, St. Louis, Missouri, or New York, New York, in trust for the benefit of the holder of such shares of Redeemable Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holder of such shares of Redeemable Preferred Stock which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this Section 8 under arrangements designed to permit such funds to generated interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 8, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 8 shall not have been satisfied within two years after the establishment of the trust for such funds, than (i) such funds shall be returned to the Corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them;
(iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Corporation.

      (b) Any payment which may be owed for the payment of the redemption price for any shares of Redeemable Preferred Stock under Section 5 or the payment of any amount distributable with respect to any shares of Redeemable Preferred Stock under Section 6 shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (i) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable.

      9. Status of Reacquired Shares of Redeemable Preferred Stock.

Any shares of Redeemable Preferred Stock issued and reacquired by the Corporation (including, without limitation, shares of Redeemable Preferred Stock which have been redeemed pursuant to the terms of Section 5 hereof) shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock, as permitted by law.

      10. Preemptive Rights. Holders of the Redeemable Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

      11. Miscellaneous.

      (a) All notices to the Corporation shall be in writing, and shall be deemed to have been given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) for on the second next business day after delivery to a recognized overnight delivery service or upon transmission if sent by telex or facsimile transmission (with request for assurance of receipt in a manner customary for communications of such type), addressed to the Corporation at 1201 Orange Street, Wilmington, Delaware 19801 (Attention: President), or to such other address as the Corporation shall have designated in writing to the holders of Redeemable Preferred Stock at the addresses than appearing on the books of the Corporation.

      (b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Redeemable Preferred Stock. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Redeemable Preferred Stock or other securities in a name other than that in which the shares of Redeemable Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment of any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

      (c) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Redeemable Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) to the holders of record of Redeemable Preferred Stock.


                                   ARTICLE VII

      A 1998 Series Redeemable Preferred Stock is hereby authorized on the terms and with the provisions herein set forth:

      1. Designation, Number of Shares, Par Value, Stated Value and Rank of 1998 Series Redeemable Preferred Stock. There is hereby authorized and established a series of preferred stock with the designation "1998 Series Redeemable Preferred Stock" (the "1998 Series Preferred Stock") and the number of shares of 1998 Series Preferred Stock shall be Ninety Thousand (90,000). Shares of the 1998 Series Preferred Stock shall have no par value and a stated value of $1,000 per share. The 1998 Series Redeemable Preferred Stock shall rank as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation (i) on a parity with the 1994 Series Preferred Stock, par value $1.00 per share, (ii) on a parity with the Redeemable Preferred Stock, par value $.01 per share, (iii) on a parity with any class or series of Preferred Stock hereafter issued by the Corporation whose terms provide specifically that such class or series shall rank on a parity with the 1998 Series Preferred Stock,
(iv) senior to all other Preferred Stock of the Corporation hereafter issued and
(v) senior to the Corporation's Common Stock.

      2. Dividends.

      (a) The holders of the shares of 1998 Series Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at a rate of seven percent per share per annum and no more, before any dividend or distribution in cash or other property (other than dividends or distributions payable in stock ranking junior to the 1998 Series Preferred Stock as to dividends or upon liquidation, dissolution or winding- up) on any class or series of stock of the Corporation ranking junior to the 1998 Series Preferred Stock as to dividends or upon liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

      (b) Dividends on the 1998 Series Preferred Stock shall be payable, in arrears, on March 31 of each year (each such date being hereinafter individually a "Dividend Payment Date" and collectively the "Dividend Payment Dates"), except that if any such Dividend Payment Date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on the record date as may be determined by the Board of Directors. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment

Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation. Dividends payable on the 1998 Series Preferred Stock for the initial dividend period and for any period less than a yearly period shall be computed on the basis of a 360-day year of twelve 30-day months.

      (c) Dividends on the 1998 Series Preferred Stock shall be cumulative and shall accrue from and after the date of issuance whether or not declared by the Board of Directors. Accruals of dividends shall not bear interest.

      (d) No dividend may be declared on any other class or series of stock ranking on a parity with the 1998 Series Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on the 1998 Series Preferred Stock like dividends ratably in proportion to the respective annual dividend rates fixed therefor.

      3. Voting Rights. The holders of 1998 Series Preferred Stock shall have no voting rights unless otherwise required by applicable law.

      4. Redemption.

      (a) The Corporation, at its sole option, may redeem shares of the 1998 Series Preferred Stock, in whole or in part, at any time or from time to time, at the par value, plus in each case accrued and unpaid dividends thereon to the date fixed for redemption (the total sum so payable on any such redemption being herein referred to as the "redemption price"). In the case of the redemption of a part only of the shares of the 1998 Series Preferred Stock at the time outstanding, the shares to be so redeemed shall be selected by lot, pro rata (as nearly as may be), or in such other equitable manner as the Board of Directors may determine. The term of the 1998 Series Preferred Stock shall be fifteen years with all shares being redeemed by the fifteenth anniversary from the date of issuance.

      (b) Notice of any redemption pursuant to this Section 3 shall be mailed at least 10, but not more than 60, days in advance of the date designated for such redemption (herein called the "redemption date") to the holders of record of shares of the 1998 Series Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation; but no failure to mail such notice to particular shareholders or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the 1998 Series Preferred Stock. In order to facilitate the redemption of shares of the 1998 Series Preferred Stock, the Board of Directors may fix a record date for the determination of holders of shares of the 1998 Series Preferred Stock to be redeemed not more than 60 days prior to the redemption date. Each such notice shall state: (1) the redemption date; (2) the number of shares of 1998 Series Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price;
(4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

      (c) The Corporation shall, on the date fixed for redemption of any shares, either (i) pay the redemption price directly to the holder of such shares upon surrender of their respective share certificates or (ii) deposit with a redemption agent selected by the Board of Directors of the Corporation, as a trust fund, a sum sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such redemption agent to give or complete the notice of redemption thereof and to pay the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the redemption price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares to their holders; and from and after the date of such deposit, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends and distributions shall cease to accrue from and after the redemption date, and all rights of the holders of the shares of the 1998 Series Preferred Stock called for redemption, as shareholders of the Corporation with respect to such shares, shall cease and terminate, except the right to receive the redemption price, without interest, upon the surrender of their respective certificates. In case the holders of any shares shall not, within six months after such deposit, claim the amount deposited for redemption thereof, such redemption agent shall, upon demand, pay over to the Corporation the balance of such amount so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders shall be as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

      5. No Conversion Rights. The holders of shares of 1998 Series Preferred Stock shall not have the right to convert such shares into any other shares of capital stock of the Corporation.

      6. Liquidation Rights. Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of the 1998 Series Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock or any other class or series of stock ranking junior to the 1998 Series Preferred Stock upon liquidation, dissolution or winding-up, the amount of $1,000 per share, plus a sum equal to all dividends on such shares (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the 1998 Series Preferred Stock and any other class or series of Preferred Stock ranking on a parity with the 1998 Series Preferred Stock as to payments upon liquidation, dissolution or winding-up shall be insufficient to pay in full the preferential amount aforesaid, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this Section 6, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

      7. No Purchase, Retirement or Sinking Fund. The shares of the 1998 Series Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

      8. Status. Shares of the 1998 Series Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed and shares purchased and retired) shall, upon compliance with any applicable provisions of the laws of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of a new series of

Preferred Stock to be established by the Board of Directors or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue.

      9. Priority. The Common Stock of the Corporation shall rank junior to the 1998 Series Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding-up.

      10. Special Rights on Default. If at any time the Corporation shall have failed to pay dividends in full on the 1998 Series Preferred Stock, thereafter and until dividends in full, including all accumulated and unpaid dividends to the next preceding Dividend Payment Date on the 1998 Series Preferred Stock outstanding, shall have been declared and set apart for payment or paid, the Corporation shall not redeem any Preferred Stock, by operation of any sinking fund or otherwise, including shares of 1998 Series Preferred Stock, unless all then outstanding shares of Preferred Stock are redeemed, and neither the Corporation nor any subsidiary may purchase any shares of Preferred Stock, including shares of 1998 Series Preferred Stock, and neither the Corporation nor any subsidiary may redeem or purchase any shares of stock subordinate to the shares of 1998 Series Preferred Stock in respect of dividends or distribution of assets upon liquidation, provided that nothing shall prevent the Corporation from completing the purchase or redemption of shares of Preferred Stock for which a purchase contract was entered into, or notice of redemption of which was initially given, prior to such default.

      11. Relative Rights of Redeemable Preferred Stock.

So long as any of the 1998 Series Preferred Stock is outstanding, the Corporation will not:

      (a) Declare, or pay, or set apart for payment, any dividends (other than dividends or distributions payable in stock ranking junior to the 1998 Series Preferred Stock as to dividends or upon liquidation, dissolution or winding-up) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to the 1998 Series Preferred Stock either as to dividends or upon liquidation, dissolution or winding-up, and will not redeem, purchase or otherwise acquire any shares of any such junior class or series of stock if at the time of making such declaration, payment or setting apart for payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of 1998 Series Preferred Stock.


                                  ARTICLE VIII

      The name and mailing address of the incorporator is Eric S. Shube, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019.


                                   ARTICLE IX

      In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.


                                    ARTICLE X

      Unless and except to the extent that the By-laws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.


                                   ARTICLE XI

      To the fullest extent from time to time permitted by law, no director of the Corporation shall be personally liable, to any extent, to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director of the Corporation (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit.

      This Amended and Restated Certificate has been duly adopted in accordance with the provisions of Section 228, 242 and 245 of the Act.


      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate to be executed pursuant to Section 103 (a)(2) of the General Corporation Law of the State of Delaware by the undersigned duly authorized officer of the Corporation as of this 24th day of June, 1999.


                                      CIHC, INCORPORATED

                                      By:
                                          -------------------------------
                                          Mark A. Ferrucci,  President